INDEPENDENT AUDITORS' REPORT ON SCHEDULES


To the Board of Directors and Stockholders of Acceptance Insurance Companies Inc. and Subsidiaries


We have audited the consolidated financial statements of Acceptance Insurance Companies Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, and have issued our report thereon dated March 9, 2001; such financial statements and report are included elsewhere in your 2000 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedules of Acceptance Insurance Companies Inc. and subsidiaries, listed in Item 14. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.





/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 9, 2001